UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 18, 2022

Rocket Lab USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39560	98-1550340
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3881 McGowen Street Long Beach, California		90808
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 465-5737

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RKLB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As reported in a Current Report on Form 8-K filed by Rocket Lab USA, Inc., (the “Company”) on January 19, 2022, the Company completed the acquisition of SolAero Holdings, Inc. on January 18, 2022. The acquisition of SolAero Holdings, Inc. is an acquired business pursuant to Regulation S-X Section 210.11-01(d). However, the Company reevaluated “significance” of the acquired business using the Company’s financial statements for the year ended December 31, 2021, as included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2022. As a result of such reevaluation, the Company has determined that audited financial statements and unaudited combined pro forma financial statements are not required under Regulation S-X. This Form 8-K/A is being filed solely to amend the disclosure set forth Item 9.01 of the Form 8-K filed on January 19, 2022 to state that no historical financial statements of SolAero Holdings, Inc. or related combined pro forma financial information are required to be filed.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The Company has determined that no financial statements are required under Regulation S-X with respect to the acquisition of SolAero Holdings, Inc.

(b) Pro Forma Financial Information

The Company has determined that no pro forma financial information is required under Regulation S-X with respect to the acquisition of SolAero Holdings, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2022	Rocket Lab USA, Inc.

	By:	/s/ Adam Spice
Adam Spice
Chief Financial Officer